UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2014

QUADRANT 4 SYSTEM CORPORATION
(Exact name of registrant as specified in its charter)

Illinois
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(847) 871-9450
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5:	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2014, the Board of Directors of the Company, acting as its Nominating Committee, appointed Philip M. Firrek, as a director, effective September 11, 2014. Mr. Firrek’s term as a director will expire at the annual meeting of the Company's stockholders next year, at which time his continued Board service will be subject to re-nomination and stockholder approval. With his appointment, the size of the Board is now 5 members. The Board also voted to appoint Mr. Firrek to the Audit Committee along with Mr. Eric Gurr who presently chairs this committee and serves as the Audit Committee Financial Expert.  The Board may appoint Mr. Firrek to one or more of its other committees at a later date.

Philip M. Firrek, who started his career as a Banker with American National Bank & Trust Co., Chicago, IL, is presently the managing director of Cogent Equities, LLC, a private equity firm based in Lake Forest, Illinois specializing in the purchase of underperforming loans from banks, a position he has held since January 2003. Mr. Firrek was a director of Central State Bank, State Center, Iowa, for a six year term from 2003 to 2009.  Mr. Firrek also presently serves as a trustee of the Braeburn Trust, a family trust located in Delray Beach, Florida, whose major holding is IPI Medical Products, Delray Beach, Florida, a position he has held since June 2010.  Prior to starting Cogent Equities, LLC, Mr. Firrek, owned two businesses, the most recent of which was American Decal & Manufacturing Co (from 1998 to 2002), a printer of license plate stickers and similar products. Mr. Firrek is a graduate of Indiana University with a BS in Business.

The Board of Directors has determined that Mr. Firrek is independent and meets the applicable independence requirements of the NASDAQ Stock Exchange and the Board's own standards for determining director independence. There have been no transactions with Mr. Firrek since September 1, 2013, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which he or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.  The selection of Mr. Firrek was not pursuant to any arrangement or understanding between him and any other person.  Mr. Firrek will be compensated in accordance with pending compensation programs for the Company's non-management (outside) directors (not yet approved by the compensation committee).

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – Not required;

Pro forma financial information – Not required;

Shell Company Transactions – Not required;

Exhibits – None;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

September 15, 2014	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer